Exhibit 23.3

Consent of Independent Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ITEC Environmental Group, Inc. previously filed on February 2, 2005 (SEC File # is 333-122459) of our report dated March 28, 2003 on the consolidated financial statements of ITEC Environmental Group, Inc. as of December 31, 2002 and 2001 and for each of the years then ended.

/s/ Henry Schiffer
Henry Schiffer, CPA
An Accountancy Corporation
Beverly Hills, CA
May 14, 2006